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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        AMERITRADE  HOLDING  CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                               47-064265-7
 ----------------------------------------   ------------------------------------
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


4211 South 102nd Street, Omaha, Nebraska                     68127
----------------------------------------       ------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
     -------------------                ------------------------------
          None                                   Not Applicable


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(g) of the Act:


                      Class A Common Stock, $.01 par value
                 ----------------------------------------------
                                (Title of Class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          CLASS A COMMON STOCK, $.01 PAR VALUE

          A complete description of the Class A Common Stock, $.01 par value per share (the "Class A Stock"), which is to be registered hereunder will be contained under the caption "Description of Capital Stock" in the Prospectus forming a part of the Form S-1 Registration Statement (No. 333-17495) of Ameritrade Holding Corporation (the "Registrant"), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such Registration Statement is hereinafter referred to as the "Registration Statement"). Such description shall be incorporated herein by reference.

ITEM 2.   EXHIBITS.

Exhibit
Number    Exhibit
-------   -------

1. Certificate of Incorporation of the Registrant (filed as Exhibit Number 3.1 to the Registration Statement, and incorporated herein by reference).

2. Bylaws of the Registrant (filed as Exhibit Number 3.2 to the Registration Statement, and incorporated herein by reference).

3. Form of Certificate for Class A Stock (filed as Exhibit Number 4.1 to the Registration Statement, and incorporated herein by reference).


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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 21, 1997
                                        AMERITRADE  HOLDING  CORPORATION



                                        By:      /s/  J. Joe Ricketts
                                           --------------------------------
                                           Name:     J. Joe Ricketts
                                           Title:    Chairman and
                                                     Chief Executive Officer


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